UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XELB	NASDAQ Global Select Market

Item 2.02	Results of Operations and Financial Conditions

Xcel Brands, Inc, (the “Registrant” or the “Company”) expects to make presentations to certain investors and will be providing the following preliminary estimated financial information for the three and six months ended June 30, 2024:  The Company’s results of operations for the three and six months ended March 31, 2024 were positively impacted in a material amount by the sale of the assets, including the intellectual property, relating to the Lori Goldstein assets, which was effective June 30, 2024.  The Company expects to include a one-time net gain of approximately $3.8 million from the sale.

	Three Months Ended June 30, 2024	Six Months Ended June 30, 2024
Revenue	$2,954,000	$5,138,000
Pretax net income (loss) (1)	$195,000	$(6,099,000)
Net income (loss) attributable to Xcel Brands, Inc stockholders (1)	$195,000	$(6,099,000)
Adjusted EBITDA	$(40,000)	$(1,612,000)

(1)

Pretax net income (loss) and net income (loss) are expected to include a one-time net gain of approximately $3.8 million, which is attributable to a combination of a net loss on the sale of the Lori Goldstein brand assets, and a reduction of the related contingent obligations. Pretax net income (loss) and net income (loss) also are expected to include an additional impairment charge of approximately $1.2 million from the exit of the Company’s prior principal offices.

The estimated results for the quarter ended June 30, 2024, are preliminary and unaudited, represent management’s estimate as of the date of the release and are subject to completion of its financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of and does not express an opinion or any other form of assurance with respect to the preliminary unaudited results. Accordingly, undue reliance should not be placed on the preliminary estimates. The preliminary estimates are not necessarily indicative of any future period results.

The preliminary estimated financial information contains non-U.S. generally accepted accounting principles (“GAAP”) financial measures. Exhibit 99.1 sets forth the reasons it provided such measures and a reconciliation of the non-U.S. GAAP measures to U.S. GAAP measures. Readers should consider non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Reconciliation of Adjusted EBITDA to net loss
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date July 24, 2024	XCEL BRANDS, INC.

	By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer